SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (date of earliest event reported): October 9, 2001

                              GEOWORKS CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                          (State or other jurisdiction
                                of incorporation)

                  000-23926                     94-2920371
          (Commission File Number)    (IRS Employer Identification)
                                                  Number




     960 Atlantic Avenue, Alameda, California                 94501
     (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (510) 814-1660

Items 1-4.  Not Applicable.

Item 5. Other Events.

On October 9, 2001, Geoworks Corporation, a Delaware corporation (the "Registrant"), issued a press release announcing that the Registrant is cutting its work force by 45%, reducing executive compensation by 20% and instituting a number of further expense cutting measures. The release also announced the Registrant's preliminary expectations with respect to its revenue for its second fiscal quarter ended September 30, 2001. The text of the press release is filed herewith as Exhibit 99.1 and incorporated herein by this reference.

The press release also contained cautionary statements identifying important factors that could cause actual results of the Registrant to differ materially from those described in any forward-looking statements of the Registrant made therein.

Item 6.  Not Applicable.

Item 7.  Exhibits.

         99.1     Press Release dated October 9, 2001.

Item 8.  Not Applicable.

Item 9.  Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 16, 2001       Geoworks Corporation

                                       \s\
                              By:
                                  ----------------------------------------------
                                       Timothy Toppin
                                       Vice President, Chief Financial Officer
                                       and Secretary (Duly Authorized Officer
                                       and Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.   Description

99.1          Press Release dated October 9, 2001.

                                                                    Exhibit 99.1

Geoworks Announces Cost Cutting Measures And Preliminary Second Quarter Revenue

ALAMEDA, Calif., Oct. 9 /PRNewswire/ -- Geoworks Corporation (Nasdaq: GWRX - news), a provider of carrier-grade mobile data infrastructure software to extend enterprise applications to mobile devices, announced today that as a result of the current market uncertainty and lack of market visibility, it is taking a number of cost cutting measures to conserve company resources. The company will reduce its workforce by 45 percent, or 70 employees. In addition, the company has reduced executive compensation by 20 percent and instituted a number of further expense cutting measures.

As a result of these measures the company expects to report approximately $1.0 million in restructuring and related charges in the quarter ending December 2001. These cost cutting measures are expected to produce operating expense savings in the range of $2.5 to $3.0 million per quarter.

The company also announced that for its second fiscal quarter ended Sept. 30, 2001, Geoworks expects to report revenue between $2.0 and $2.3 million.

"Technology spending by wireless carriers has been severely impacted by economic conditions over the last several quarters. In particular, we are seeing wireless carriers delay buying decisions for next generation infrastructure products and services. As a result, we believe it is prudent to act decisively to conserve company resources. By supporting our current customers and partners through a difficult time and focusing on our core technologies, while deferring other activities, we believe Geoworks can weather this storm and be in position with a strong product and services offering when the market begins to strengthen," said Dave Grannan, president and chief executive officer, Geoworks.

"Our strategy remains to provide a single, integrated, mobile data infrastructure platform for wireless carriers," Grannan continued. "Our technology provides carriers with the opportunity to build high-margin mobile data service offerings, provides enterprises with an easy way to extend corporate applications to their mobile workforce and provides software and service providers with a platform to mobilize their products across networks and devices. We continue to believe that this technology is extremely valuable and capitalizing on this technology presents a tremendous opportunity. However, given the current lack of visibility, we will no longer provide revenue guidance and feel our most prudent course is to be extremely conservative in spending over the near term."

Geoworks will report financial results for its second fiscal quarter ended Sept. 30, 2001, after the market closes on Tuesday, Oct. 30, 2001, and host a conference call at 2:00 p.m. Pacific Standard Time (5:00 p.m. EST) at 800-205-6214. The call will be Web cast at www.geoworks.com and www.prnewswire.com.

About Geoworks
Geoworks Corporation is a provider of carrier-grade mobile data infrastructure software to extend enterprise applications to mobile devices. The Geoworks AirBoss(TM) Application

Platform includes client/server software and standards-based SDKs and APIs to enable the rapid development and deployment of mobile data applications and provides advanced capabilities for both carriers and enterprises to manage their mobile data services. Based in Alameda, California, the company has additional offices in New Jersey, Japan and the United Kingdom, and can be found on the World Wide Web at http://www.geoworks.com.

Statements in this press release that relate to future results and events are based on the company's current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including risks related to market developments, the performance of our partners and competition in mobile data software and related services. Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission.